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                                                 EXHIBIT 23.3

We hereby consent to a reference to this firm under the heading "Risk Factors-- Bankruptcy and Insolvency Risks" in the Registration Statement (File No. 333-08465), without implying or admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

                                         Dorsey & Whitney LLP

Minneapolis, Minnesota
September 27, 1996